UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2003

Clinical Data, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-12716 (Commission File Number)	04-2573920 (I.R.S. Employer Identification No.)

One Gateway Center, Suite 411
Newton, Massachusetts                         02458
(Address of Principal Executive Offices)(Zip Code)

(617) 527-9933
(Registrant’s Telephone Number, Including Area Code)

Novitron International, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure

This Current Report on Form 8-K (Report) is being filed to report the impact of updating the business segments of Clinical Data, Inc. to reflect the new reportable segments originally reported in the Quarterly Reports on Form 10-QSB for the periods ended June 30, 2003 and September 30, 2003, and the impact upon the financial statements and the related notes as originally reported in our Annual Report on Form 10-KSB and Form 10-KSB/A for the fiscal year ended March 31, 2003. NO ATTEMPT HAS BEEN MADE IN THIS REPORT TO MODIFY OR UPDATE OTHER DISCLOSURES IN OUR ANNUAL REPORT EXCEPT AS REQUIRED TO REFLECT THE EFFECTS OF THE NEW REPORTABLE SEGMENTS.

As previously disclosed in our Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2003 and September 30, 2003, we realigned our business segments from Scientific Instruments, Sales Distribution, Process Monitoring and Other to Clinic and Small Hospital, Physician’s Office Laboratories and Other. These new segments are consistent with how management establishes strategic goals, allocates resources and evaluates performance. Our Quarterly Reports on Form 10-QSB for the periods ended June 30, 2003 and September 30, 2003, previously filed with the Securities and Exchange Commission, reflects such segment changes. This Report provides updated information to conform information presented in our Annual Report to the presentation reported in our first quarter Form 10-QSB. Accordingly, this Report provides revised information to that previously reported in our Form 10-KSB and Form 10-KSB/A in Item 7 to reflect the aforementioned segment changes.

On April 29, 2003, Novitron International, Inc. ("Novitron"), Landmark Scientific, Inc., ("Landmark"), and Spectran Holdings, Inc., a wholly owned subsidiary of Novitron ("Spectran"), executed an Amended and Restated Agreement and Plan of Merger (the "Landmark Merger Agreement"), pursuant to which Novitron acquired Landmark by means of a merger of Landmark with and into Spectran. Also on April 29, 2003, Novitron and Group Practice Services, Inc. ("GPSI") executed an Agreement and Plan of Merger pursuant to which Novitron acquired GPSI. Also on April 29, 2003, Novitron acquired substantially all of the assets of Elan Diagnostics, Inc. ("EDx"). The acquisition was made pursuant to an Asset Purchase Agreement, dated as of December 9, 2002, as amended on February 10, 2003, March 18, 2003, March 31, 2003 and April 29, 2003.

On May 12, 2003, Novitron filed a Current Report on form 8-K to report the mergers and acquisition. The purpose of this Report, in addition to updating the consolidated financial statements for the year ended March 31, 2003, is to update the pro forma financial statements in connection with the anticipated filing of a registration statement to register common stock underlying the securities issued in connection with the April 29, 2003 transactions.

On November 10, 2003, Randal J. Kirk, a member of the Company’s board of directors, exercised his right to convert his shares of non-voting convertible preferred stock into the Company’s common stock. Mr. Kirk converted 202,665 shares of non-voting convertible preferred stock into 2,026,550 shares of common stock. After the conversion, Mr. Kirk’s ownership of the Company’s common stock increased from approximately 37% to 59.5% .

At the Special Meeting in Lieu of Annual Meeting of Shareholders held September 25, 2003, the shareholders approved an amendment to the Company’s Certificate of Incorporation, and on September 30, 2003, the Company changed its name from Novitron International, Inc. to Clinical Data, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 12, 2003	CLINICAL DATA, INC.
(Registrant)

By:	/s/ Mark D. Shooman
Mark D. Shooman Senior Vice President and Chief Financial Officer Principal Financial Officer

EXHIBIT INDEX

23.1	Consent of Deloitte & Touche LLP – Boston, MA
23.2	Consent of Deloitte & Touche Accountants – Rotterdam, the Netherlands
99.1	Updated Consolidated Financial Statement for the year ended March 31, 2003
99.2

Clinical Data, Inc.’s unaudited pro forma condensed combining financial statements for the year ended March 31, 2003 and six months ended June 30, 2003, giving the effect to the acquisition of the operating assets of Elan Diagnostics, Inc., Group Practice Services, Inc., and Landmark Scientific, Inc.